EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

We consent to the use of our report dated December 16, 2013 relating to the financial statements of Adaiah Distribution, Inc. that are included in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2013.

Dated: August 12, 2014

___________________________________________
David Lee Hillary, Jr.
5797 East 169th Street, Suite 100
Noblesville, IN 46062
317-222-1416

5797 East 169th Street Noblesville, IN 46062	317-222-1416	www.HillaryCPAgroup.com